Exhibit 99.1

AAR CORP.

Unaudited Summary Financial Information

Dollars in millions

Three months ended August 31, 2022

	Parts Supply	Repair & Engineering	Integrated Solutions	Expeditionary Services	Total
Sales:
Third-party sales	$168.6	$127.6	$127.8	$22.3	$446.3
Inter-segment sales	1.4	20.3	-	-	21.7
Total sales	$170.0	$147.9	$127.8	$22.3	$468.0

Three months ended November 30, 2022

	Parts Supply	Repair & Engineering	Integrated Solutions	Expeditionary Services	Total
Sales:
Third-party sales	$183.6	$134.8	$127.3	$24.1	$469.8
Inter-segment sales	1.8	18.3	-	-	20.1
Total sales	$185.4	$153.1	$127.3	$24.1	$489.9

Three months ended February 28, 2023

	Parts Supply	Repair & Engineering	Integrated Solutions	Expeditionary Services	Total
Sales:
Third-party sales	$227.6	$128.0	$143.5	$22.0	$521.1
Inter-segment sales	1.8	19.8	0.1	-	21.7
Total sales	$229.4	$147.8	$143.6	$22.0	$542.8

Three months ended May 31, 2023

	Parts Supply	Repair & Engineering	Integrated Solutions	Expeditionary Services	Total
Sales:
Third-party sales	$238.6	$143.0	$148.3	$23.4	$553.3
Inter-segment sales	1.3	21.4	0.1	-	22.8
Total sales	$239.9	$164.4	$148.4	$23.4	$576.1

Year ended May 31, 2023

	Parts Supply	Repair & Engineering	Integrated Solutions	Expeditionary Services	Total
Sales:
Third-party sales	$818.4	$533.4	$546.9	$91.8	$1,990.5
Inter-segment sales	6.3	79.8	0.2	-	86.3
Total sales	$824.7	$613.2	$547.1	$91.8	$2,076.8

Year ended May 31, 2022

	Parts Supply	Repair & Engineering	Integrated Solutions	Expeditionary Services	Total
Sales:
Third-party sales	$678.3	$470.7	$596.8	$74.2	$1,820.0
Inter-segment sales	53.2	54.1	0.1	0.3	107.7
Total sales	$731.5	$524.8	$596.9	$74.5	$1,927.7

	Three months ended
	August 31, 2022	November 30, 2022	February 28, 2023	May 31, 2023
Operating income:
Parts Supply	$18.3	$21.3	$25.1	$29.0
Repair & Engineering	7.4	8.6	9.8	9.5
Integrated Solutions	8.3	7.1	7.0	8.1
Expeditionary Services	2.3	2.0	1.9	1.5
	36.3	39.0	43.8	48.1
Unallocated Corporate expenses	(5.1)	(6.6)	(9.8)	(11.8)
	$31.2	$32.4	$34.0	$36.3

	Year ended
	May 31, 2023	May 31, 2022
Operating income:
Parts Supply	$93.7	$74.8
Repair & Engineering	35.3	29.1
Integrated Solutions	30.5	21.4
Expeditionary Services	7.7	9.2
	167.2	134.5
Unallocated Corporate expenses	(33.3)	(27.6)
	$133.9	$106.9

	Year ended
	May 31, 2023	May 31, 2022
Capital expenditures:
Parts Supply	$2.2	$2.0
Repair & Engineering	15.1	12.8
Integrated Solutions	5.7	1.4
Expeditionary Services	6.1	1.0
Corporate	0.4	0.1
	$29.5	$17.3

	Year ended
	May 31, 2023	May 31, 2022
Depreciation and amortization:
Parts Supply	$6.2	$6.8
Repair & Engineering	7.6	8.8
Integrated Solutions	11.9	15.6
Expeditionary Services	1.5	1.6
Corporate	14.2	8.5
	$41.4	$41.3

	May 31, 2023	May 31, 2022
Total assets:
Parts Supply	$587.6	$523.8
Repair & Engineering	433.4	405.1
Integrated Solutions	583.4	429.2
Expeditionary Services	67.0	74.8
Corporate and discontinued operations	161.7	141.0
	$1,833.1	$1,573.9